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                                                                    EXHIBIT 99.2

BANC ONE

AUTO TRUST 1996-A
1999 SUMMARY FOR
FORM 10-K
DECEMBER 31, 1999
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I.  STATEMENT TO CERTIFICATEHOLDERS

                                                                                 Dollars ($)
(i)  Amount of 1999 distribution allocable to principal:
    (a)    Class A Certificates                                                  $54,421,722.77
    (b)    Class B Certificates                                                   $2,564,155.21
Total Principal                                                                  $56,985,877.98


(ii)  Amount of 1999 distribution allocable to interest:
    (a)    Class A Certificates                                                   $3,396,907.80
    (b)    Class B Certificates                                                     $163,985.70
Total Interest                                                                    $3,560,893.50


(iii)  Pool Balance as of the close of business on December 31, 1999, after each giving effect to payments allocated to principal reported
under (i) above on such date                                                     $30,699,019.86


(iv)  Aggegate outstanding principal balances and pool factors for each class of securities, after giving effect to all payments reported under clause (i)
                 (a) Class A Principal Balance                                   $29,317,676.73
                 (b) Class A Pool Factor                                              0.0571116
                 (c) Class B Principal Balance                                    $1,381,343.13
                 (d) Class B Pool Factor                                              0.0571116


(v)  Amount of the Total Servicing Fee paid to the Servicer with respect to the year ended December 31, 1999
      (a)  Total Servicing Fee                                                      $583,107.84


(vi) Amount of Aggregate Realized Losses for the year ended
December 31, 1999                                                                  ($479,292.20)


(vii) (a) Aggregate amount withdrawn from the Reserve Account and
deposited in the Collection Account                                                       $0.00
      (b) Specified Reserve Account Balance as of December 31, 1999               $8,062,900.93
      (c) Aggregate Reserve Account release to seller for the
            year ended December 31, 1999                                          $3,023,359.98
      (d) Balance of the Reserve Account as of December 31, 1999                  $8,062,900.93
      (e) 1999 Average of Charge-off Rates                                               -0.85%
      (f) 1999 Average of Delinquency Percentages                                         2.06%


(viii)  (a)  Class A Certificateholder Interest Carryover Shortfall                       $0.00
        (b)  Class A Certificateholder Principal Carryover Shortfall                      $0.00
        (c)  Class B Certificateholder Interest Carryover Shortfall                       $0.00
        (d)  Class B Certificateholder Principal Carryover Shortfall                      $0.00


(ix)  Aggregate Purchase Amounts paid by the Seller or the Servicer
with respect to the year ended December 31, 1999                                          $0.00



(x)  Delinquent Receivables
                                             Dollar Amount        %     # of Units
             (a) 30-59 Days Delinquent       $2,321,444.81      7.56%      456
             (b) 60-89 Days Delinquent         $695,638.96      2.27%      137
             (c) 90 Days or More Delinquent    $411,406.68      1.34%       73
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